EX-99.B-77Q1(e)

SUB-ITEM 77Q1(e): Copies of any new or amended Registrant investment advisory contracts.

IVY HIGH INCOME OPPORTUNITIES FUND

The Fund’s Investment Management Agreement is incorporated by reference to the Registrant’s Pre-Effective Amendment No. 3 to Form N-2, filed with the Securities and Exchange Commission on April 24, 2013.

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